Exhibit 10.4

AMENDMENT NO. TWO
TO
BEHRINGER HARVARD REIT I, INC.
2005 INCENTIVE AWARD PLAN

The Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (the “Plan”) is hereby amended as follows:
1.The Plan is hereby amended to replace all references to the name “Behringer Harvard REIT I, Inc.” with the name “TIER REIT, Inc” and all references to the name “Behringer Harvard Operating Partnership I LP” with the name “Tier Operating Partnership LP.”
2.    Except as so amended, the Plan in all other respects is hereby confirmed.
IN WITNESS WHEREOF, the Board has caused this Amendment to the Plan to be duly executed on this 21st day of June, 2013.

TIER REIT, INC.

By: /s/ Telisa Webb Schelin
Name: Telisa Webb Schelin
Title: Senior Vice President - Legal